Vertiv Reports Strong Fourth Quarter with Organic Orders Growth of 252% and Diluted EPS Growth of 200% (Adjusted Diluted EPS +37%)
Fourth Quarter 2025
•Net sales of $2,880 million, 23% higher than fourth quarter 2024
•Operating profit up 27% and adjusted operating profit(1) up 33% from fourth quarter 2024. Adjusted operating margin of 23.2%, up 170 basis points compared to fourth quarter 2024
•Operating cash flow of $1,005 million and adjusted free cash flow(1) of $910 million, an increase of 136% and 151%, respectively, compared to prior year fourth quarter. Net leverage of ~0.5x at the end of fourth quarter
Full Year 2025
•Organic sales growth of 26% compared to prior year. Full year diluted EPS growth of 166% and adjusted diluted EPS growth of 47%. Full year operating cash flow of $2,114 million and adjusted free cash flow of $1,887 million, an increase of 60% and 66%, respectively, compared to prior year
Full Year 2026
•Expect net sales of $13,250 to $13,750 million, with organic sales growth of 27% to 29% compared to 2025
•Expect full year 2026 diluted EPS of $5.27 to $5.37 and adjusted diluted EPS of $5.97 to $6.07, an increase of 56% and 43%, respectively, at the midpoint compared to full year 2025
COLUMBUS, Ohio February 11, 2026 – Vertiv Holdings Co (NYSE: VRT), a global leader in critical digital infrastructure, today reported financial results for its fourth quarter and full year ended December 31, 2025. Vertiv reported fourth quarter net sales of $2,880 million, an increase of $534 million, or 23%, compared to fourth quarter 2024, driven by organic sales growth of 19%. Orders momentum accelerated significantly with fourth quarter organic orders up approximately 252% compared to last year's fourth quarter and up 117% sequentially from third quarter 2025. While the Americas region and hyperscale/colocation data centers were the primary drivers of order strength, order growth was broad-based across regions, technologies and customers. The company's trailing twelve-month organic orders grew approximately 81% compared to the prior year period, reflecting robust market demand, particularly in AI infrastructure. Fourth quarter 2025 book-to-bill ratio was ~2.9x and backlog increased to $15.0 billion, up 109% compared to the same period last year.
Fourth quarter operating profit of $580 million increased $123 million and adjusted operating profit of $668 million increased $164 million, up 27% and 33%, respectively, from fourth quarter 2024. Adjusted operating margin was 23.2%, up 170 basis points compared to fourth quarter 2024, driven by operational leverage on higher volume, productivity and favorable price-cost, partially offset by tariff impact.
"Our fourth quarter performance demonstrates Vertiv's leadership position in an increasingly complex and demanding data center market,” said Giordano Albertazzi, Vertiv's Chief Executive Officer. “Significant growth in orders, sales, margins and cash reflects our ability to scale while maintaining a sharp focus on operational execution. What differentiates Vertiv is our ability to anticipate and shape the industry direction. Deep collaborations with semiconductor industry leaders, combined with our decades-long industry expertise and technology-rich portfolio, enable us to optimize customer outcomes by anticipating needs before they become apparent. We architect systems that deliver superior outcomes today and position our customers well to meet tomorrow’s challenges. As we look to 2026, we expect this momentum to continue. Our record backlog provides clear visibility into what we expect to be another year of significant growth."
"Today's results reflect years of strategic focus on technology leadership and value creation," said Dave Cote, Vertiv's Executive Chairman. "Our commitment to developing technology that transforms the industry has positioned us as the partner customers turn to for solving their most complex challenges. This technology leadership isn't just about winning today, it's about driving sustainable, long-term growth by continuously redefining what's possible for our customers and the industry."

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the fourth quarter was $1,005 million and adjusted free cash flow was $910 million, an increase of $580 million and $548 million, respectively, from fourth quarter 2024. Fourth quarter adjusted free cash flow performance was driven by higher adjusted operating profit, working capital efficiency, including project-related advanced payments and lower cash interest, partially offset by higher cash taxes and increased capital expenditures to support growth.
The company's strong cash generation enabled Vertiv to deploy approximately $1 billion for strategic growth acquisitions during the quarter while maintaining low leverage and a strong balance sheet. Liquidity remained strong at $2.6 billion and net leverage was approximately 0.5x at the end of fourth quarter, reflecting continued strong operational performance and cash generation. Vertiv continues its commitment to obtaining and maintaining investment grade credit ratings.
Updated Full Year and First Quarter 2026 Guidance
The data center market continues to show robust momentum, with strong pipeline growth despite significant pipeline conversion to orders in the fourth quarter. To capitalize on these opportunities, Vertiv is strategically increasing ER&D investments and expanding production capacity.

First Quarter 2026 Guidance
Net sales	$2,500M - $2,700M
Organic net sales growth(2)	18% - 26%
Adjusted operating profit(1)	$475M - $515M
Adjusted operating margin(2)	18.5% - 19.5%
Adjusted diluted EPS(1)	$0.95 - $1.01
Adjusted diluted EPS growth(2)	48% - 58%

Full Year 2026 Guidance
Net sales	$13,250M - $13,750M
Organic net sales growth(2)	27% - 29%
Adjusted operating profit(1)	$2,980M - $3,100M
Adjusted operating margin(2)	22.0% - 23.0%
Adjusted diluted EPS(1)	$5.97 - $6.07
Adjusted diluted EPS growth(2)	42% - 45%
Adjusted free cash flow(2)	$2,100M - $2,300M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled without unreasonable efforts for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Fourth Quarter 2025 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, February 11, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full-year 2026 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2026, as well as expected impacts from our pricing actions, and our guidance for first quarter and full year 2026 and statements regarding tariffs, global trade conflict and any actions we may take in response thereto. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,”

“should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain Vertiv products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts; disruption of or consolidation in our customer’s markets or categorical shifts in customer technology spending; less leverage with large customer contract terms; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; risks associated with governmental contracts; failure to properly manage production cost changes and supply; failure to anticipate market change and competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the U.S. and numerous foreign entities; costs or liabilities associated with product liability and damage to our reputation and brands; the global scope of Vertiv’s operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations and expanding global production facilities; risks associated with future legislation and regulation of Vertiv’s customers’ markets; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict risks associated with litigation or claims against the Company, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and our ability to comply with the covenants and restrictions contained in our credit agreements; our ability to access funding through capital markets; resales of Vertiv securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of our subsidiaries to pay dividends; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv. Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Ruder Finn for Vertiv
E: Vertiv@ruderfinn.com

SOURCE Vertiv Holdings Co

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Net sales
Net sales - products	$2,360.5	$1,914.3	$8,390.6	$6,393.5
Net sales - services	519.5	432.1	1,839.3	1,618.3
Net sales	2,880.0	2,346.4	10,229.9	8,011.8
Costs and expenses
Cost of sales - products	1,466.4	1,223.8	5,447.2	4,099.4
Cost of sales - services	292.2	252.4	1,067.5	978.2
Cost of sales	1,758.6	1,476.2	6,514.7	5,077.6
Operating expenses
Selling, general and administrative expenses	461.6	361.6	1,617.8	1,374.0
Amortization of intangibles	59.3	47.1	200.4	184.2
Restructuring costs	20.8	1.2	54.5	5.3
Foreign currency (gain) loss, net	6.2	0.6	12.0	9.3
Other operating expense (income)	(6.4)	2.5	0.8	(6.0)
Operating profit (loss)	579.9	457.2	1,829.7	1,367.4
Interest expense, net	16.7	30.7	86.1	150.4
Loss on extinguishment of debt	—	1.3	1.7	2.4
Change in fair value of warrant liabilities	—	180.0	—	449.2
Income (loss) before income taxes	563.2	245.2	1,741.9	765.4
Income tax expense (benefit)	117.6	98.2	409.1	269.6
Net income (loss)	$445.6	$147.0	$1,332.8	$495.8

Earnings (loss) per share:
Basic	$1.16	$0.39	$3.49	$1.32
Diluted	$1.14	$0.38	$3.41	$1.28
Weighted-average shares outstanding
Basic	382,473,479	376,614,304	381,712,181	376,418,933
Diluted	391,671,334	386,473,586	390,652,824	386,325,058

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,728.4	$1,227.6
Short-term investments	99.5	—
Accounts receivable, less allowances of $25.6 and 22.4, respectively	3,109.0	2,362.7
Inventories	1,456.5	1,244.4
Other current assets	426.1	267.1
Total current assets	6,819.5	5,101.8
Property, plant and equipment, net	921.8	625.1
Other assets:
Goodwill	2,033.7	1,321.1
Other intangible assets, net	1,894.8	1,487.1
Deferred income taxes	179.6	303.3
Right-of-use assets, net	303.0	202.1
Other	60.0	92.0
Total other assets	4,471.1	3,405.6
Total assets	$12,212.4	$9,132.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$20.9	$21.0
Accounts payable	1,756.4	1,316.4
Deferred revenue	1,814.7	1,063.3
Accrued expenses and other liabilities	771.6	612.6
Income taxes	43.4	83.7
Total current liabilities	4,407.0	3,097.0
Long-term debt, net	2,892.1	2,907.2
Deferred income taxes	232.8	240.3
Long-term lease liabilities	245.2	171.4
Other long-term liabilities	494.0	282.3
Total liabilities	8,271.1	6,698.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 382,553,680 and 380,703,974 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	2,895.2	2,821.4
Retained earnings	1,027.9	(238.3)
Accumulated other comprehensive (loss) income	18.2	(148.8)
Total equity	3,941.3	2,434.3
Total liabilities and equity	$12,212.4	$9,132.5

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(Dollars in millions)

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Cash flows from operating activities:
Net income (loss)	$445.6	$147.0	$1,332.8	$495.8
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	26.2	20.9	97.1	81.6
Amortization	62.1	50.1	211.5	195.4
Deferred income taxes	(69.6)	(1.4)	22.6	(54.5)
Amortization of debt discount and issuance costs	0.6	1.5	5.9	7.0
Change in fair value of warrant liabilities	—	180.0	—	449.2
Stock-based compensation	7.2	8.8	45.9	34.6
Changes in operating working capital	506.0	44.9	339.3	114.1
Other	26.8	(26.6)	58.7	(3.9)
Net cash provided by (used for) operating activities	1,004.9	425.2	2,113.8	1,319.3
Cash flows from investing activities:
Capital expenditures	(93.3)	(60.7)	(220.0)	(167.0)
Investments in capitalized software	(1.7)	(2.7)	(6.4)	(17.1)
Purchase of short-term investments	—	—	(539.6)	—
Proceeds from maturities of short-term investments	450.0	—	450.0	—
Acquisition of business, net of cash acquired	(989.1)	(17.6)	(1,184.8)	(17.6)
Net cash provided by (used for) investing activities	(634.1)	(81.0)	(1,500.8)	(201.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	—	—	270.0
Repayments of ABL revolving credit facility and short-term borrowings	—	—	—	(270.0)
Repayment of long-term debt	(5.2)	(5.2)	(20.9)	(21.1)
Dividend payment	(24.0)	(14.1)	(66.6)	(42.2)
Repurchase of common stock	—	—	—	(599.9)
Exercise of employee stock options	4.4	8.0	26.4	33.0
Employee taxes paid from shares withheld	(3.2)	(0.4)	(11.2)	(21.9)
Net cash provided by (used for) financing activities	(28.0)	(11.7)	(72.3)	(652.1)
Effect of exchange rate changes on cash and cash equivalents	2.8	(17.7)	16.9	(21.9)
Increase (decrease) in cash, cash equivalents and restricted cash	345.6	314.8	557.6	443.6
Beginning cash, cash equivalents and restricted cash	1,444.2	917.4	1,232.2	788.6
Ending cash, cash equivalents and restricted cash	$1,789.8	$1,232.2	$1,789.8	$1,232.2
Changes in operating working capital
Accounts receivable	$(207.7)	$(89.9)	$(547.5)	$(280.3)
Inventories	(21.6)	(4.5)	(164.7)	(369.3)
Other current assets	(32.2)	(16.6)	(72.9)	(63.7)
Accounts payable	19.1	84.2	381.2	343.1
Deferred revenue	668.1	62.8	717.5	434.5
Accrued expenses and other liabilities	73.9	(10.2)	93.1	7.0
Income taxes	6.4	19.1	(67.4)	42.8
Total changes in operating working capital	$506.0	$44.9	$339.3	$114.1

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles, restructuring costs associated with the global restructuring programs, contingent consideration, and merger and acquisition costs;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate and acquisitions;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures and investments in capitalized software; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, restructuring costs associated with global restructuring programs, contingent consideration, merger and acquisition costs, net non-recurring tax adjustments, term loan due 2032 amendment expense and change in warranty liability.

Regional Segment Results

	Three months ended December 31,					Year ended December 31,
	2025	2024	Δ	Δ%	Organic Δ %(2)	2025	2024	Δ	Δ%	Organic Δ %(2)
Net Sales(1):
Americas	$1,886.3	$1,255.9	$630.4	50.2%	46.2%	$6,386.3	$4,500.6	$1,885.7	41.9%	40.8%
APAC	492.0	544.0	(52.0)	(9.6)%	(9.3)%	2,019.2	1,717.8	301.4	17.5%	18.2%
EMEA	501.7	546.5	(44.8)	(8.2)%	(14.1)%	1,824.4	1,793.4	31.0	1.7%	(2.1)%
	$2,880.0	$2,346.4	$533.6	22.7%	19.3%	$10,229.9	$8,011.8	$2,218.1	27.7%	26.3%

Adjusted operating profit (loss)(3):
Americas	$568.2	$321.5	$246.7	76.7%		$1,714.3	$1,097.8	$616.5	56.2%
APAC	48.7	68.4	(19.7)	(28.8)%		222.1	175.2	46.9	26.8%
EMEA	111.0	145.2	(34.2)	(23.6)%		377.4	439.4	(62.0)	(14.1)%
Corporate(4)	(59.8)	(30.8)	(29.0)	94.2%		(224.1)	(160.8)	(63.3)	39.4%
	$668.1	$504.3	$163.8	32.5%		$2,089.7	$1,551.6	$538.1	34.7%

Adjusted operating margins(5):
Americas	30.1%	25.6%	4.5%			26.8%	24.4%	2.4%
APAC	9.9%	12.6%	(2.7)%			11.0%	10.2%	0.8%
EMEA	22.1%	26.6%	(4.5)%			20.7%	24.5%	(3.8)%
Vertiv	23.2%	21.5%	1.7%			20.4%	19.4%	1.0%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition sales.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, Legal, and Human Resources.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended December 31,
	2025	2024	Δ	Δ %
Americas:
Products	$1,564.4	$1,013.9	$550.5	54.3%
Services & spares	321.9	242.0	79.9	33.0%
	$1,886.3	$1,255.9	$630.4	50.2%
Asia Pacific:
Products	$360.4	$417.5	$(57.1)	(13.7)%
Services & spares	131.6	126.5	5.1	4.0%
	$492.0	$544.0	$(52.0)	(9.6)%
Europe, Middle East & Africa:
Products	$384.6	$443.5	$(58.9)	(13.3)%
Services & spares	117.1	103.0	14.1	13.7%
	$501.7	$546.5	$(44.8)	(8.2)%
Total:
Products	$2,309.4	$1,874.9	$434.5	23.2%
Services & spares	570.6	471.5	99.1	21.0%
	$2,880.0	$2,346.4	$533.6	22.7%

	Year ended December 31,
	2025	2024	Δ	Δ %
Americas:
Products	$5,270.1	$3,579.1	$1,691.0	47.2%
Services & spares	1,116.2	921.5	194.7	21.1%
	$6,386.3	$4,500.6	$1,885.7	41.9%
Asia Pacific:
Products	$1,510.9	$1,248.5	$262.4	21.0%
Services & spares	508.3	469.3	39.0	8.3%
	$2,019.2	$1,717.8	$301.4	17.5%
Europe, Middle East & Africa:
Products	$1,426.0	$1,417.6	$8.4	0.6%
Services & spares	398.4	375.8	22.6	6.0%
	$1,824.4	$1,793.4	$31.0	1.7%
Total:
Products	$8,207.0	$6,245.2	$1,961.8	31.4%
Services & spares	2,022.9	1,766.6	256.3	14.5%
	$10,229.9	$8,011.8	$2,218.1	27.7%

Organic growth by Product and Service Offering

	Three months ended December 31, 2025
	Net Sales Δ	FX Δ	Acquisition Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Products	$550.5	$(1.7)	$(29.3)	$519.5	51.2%
Services & spares	79.9	(2.3)	(16.6)	61.0	25.2%
	$630.4	$(4.0)	$(45.9)	$580.5	46.2%
Asia Pacific:
Products	$(57.1)	$0.8	$—	$(56.3)	(13.5)%
Services & spares	5.1	0.6	—	5.7	4.5%
	$(52.0)	$1.4	$—	$(50.6)	(9.3)%
Europe, Middle East & Africa:
Products	$(58.9)	$(20.8)	$(0.8)	$(80.5)	(18.2)%
Services & spares	14.1	(9.9)	(0.8)	3.4	3.3%
	$(44.8)	$(30.7)	$(1.6)	$(77.1)	(14.1)%
Total:
Products	$434.5	$(21.7)	$(30.1)	$382.7	20.4%
Services & spares	99.1	(11.6)	(17.4)	70.1	14.9%
	$533.6	$(33.3)	$(47.5)	$452.8	19.3%
(1)The change in acquisition sales includes sales for the three months ended December 31, 2025, for acquisitions completed in the year ended December 31, 2025.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended December 31, 2024.

	Year ended December 31, 2025
	Net Sales Δ	FX Δ	Acquisition Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Products	$1,691.0	$5.9	$(40.5)	$1,656.4	46.3%
Services & spares	194.7	0.4	(16.6)	178.5	19.4%
	$1,885.7	$6.3	$(57.1)	$1,834.9	40.8%
Asia Pacific:
Products	$262.4	$7.4	$—	$269.8	21.6%
Services & spares	39.0	4.1	—	43.1	9.2%
	$301.4	$11.5	$—	$312.9	18.2%
Europe, Middle East & Africa:
Products	$8.4	$(50.8)	$(0.9)	$(43.3)	(3.1)%
Services & spares	22.6	(16.6)	(0.8)	5.2	1.4%
	$31.0	$(67.4)	$(1.7)	$(38.1)	(2.1)%
Total:
Products	$1,961.8	$(37.5)	$(41.4)	$1,882.9	30.1%
Services & spares	256.3	(12.1)	(17.4)	226.8	12.8%
	$2,218.1	$(49.6)	$(58.8)	$2,109.7	26.3%
(1)The change in acquisition sales includes sales for the year ended December 31, 2025, for acquisitions completed in the year ended December 31, 2025.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the year ended December 31, 2024.

Segment information

Operating profit (loss)	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Americas	$568.2	$321.5	$1,714.3	$1,097.8
Asia Pacific	48.7	68.4	222.1	175.2
Europe, Middle East & Africa	111.0	145.2	377.4	439.4
Total reportable segments	727.9	535.1	2,313.8	1,712.4
Foreign currency gain (loss)	(6.2)	(0.6)	(12.0)	(9.3)
Corporate	(82.5)	(30.2)	(271.7)	(151.5)
Total corporate and other	(88.7)	(30.8)	(283.7)	(160.8)
Amortization of intangibles	(59.3)	(47.1)	(200.4)	(184.2)
Operating profit (loss)	$579.9	$457.2	$1,829.7	$1,367.4
Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Net cash provided by (used for) operating activities	$1,004.9	$425.2	$2,113.8	$1,319.3
Capital expenditures	(93.3)	(60.7)	(220.0)	(167.0)
Investments in capitalized software	(1.7)	(2.7)	(6.4)	(17.1)
Adjusted free cash flow	$909.9	$361.8	$1,887.4	$1,135.2
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended December 31, 2025	Three months ended December 31, 2024	Year ended December 31, 2025	Year ended December 31, 2024
Operating profit (loss)	$579.9	$457.2	$1,829.7	$1,367.4
Amortization of intangibles	59.3	47.1	200.4	184.2
Restructuring costs - global programs	18.8	—	49.5	—
Contingent consideration	4.9	—	4.9	—
Mergers and acquisition costs	5.2	—	5.2	—
Adjusted operating profit (loss)	$668.1	$504.3	$2,089.7	$1,551.6
Reconciliation from operating margin to adjusted operating margin

	Three months ended December 31, 2025	Three months ended December 31, 2024	Δ	Year ended December 31, 2025	Year ended December 31, 2024	Δ
Vertiv net sales	$2,880.0	$2,346.4	$533.6	$10,229.9	$8,011.8	$2,218.1
Vertiv operating profit (loss)	579.9	457.2	122.7	1,829.7	1,367.4	462.3
Vertiv operating margin	20.1%	19.5%	0.6%	17.9%	17.1%	0.8%

Amortization of intangibles	$59.3	$47.1	$12.2	$200.4	$184.2	$16.2
Restructuring costs - global programs	18.8	—	18.8	49.5	—	49.5
Contingent consideration	4.9	—	4.9	4.9	—	4.9
Mergers and acquisition costs	5.2	—	5.2	5.2	—	5.2
Vertiv adjusted operating profit (loss)	668.1	504.3	163.8	2,089.7	1,551.6	538.1
Vertiv adjusted operating margin	23.2%	21.5%	1.7%	20.4%	19.4%	1.0%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended December 31, 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$579.9	$16.7	$117.6	$445.6	$1.14
Amortization of intangibles	59.3	—	—	59.3	0.15
Restructuring costs - global programs	18.8	—	—	18.8	0.05
Contingent consideration	4.9	—	—	4.9	0.01
Mergers and acquisition costs	5.2	—	—	5.2	0.01
Non-GAAP Adjusted	$668.1	$16.7	$117.6	$533.8	$1.36
Diluted shares (in millions)					391.7
(1)Diluted EPS and adjusted diluted EPS is based on 391.7 million shares (includes 382.5 million basic shares and 9.2 million potential dilutive equity awards).

Three months ended December 31, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$457.2	$30.7	$1.3	$180.0	$98.2	$147.0	$0.38
Amortization of intangibles	47.1	—	—	—	—	47.1	0.12
Change in warrant liability	—	—	—	(180.0)	(37.5)	217.5	0.56
Nonrecurring tax benefit, net(2)	—	—	—	—	27.1	(27.1)	(0.07)
Non-GAAP Adjusted	$504.3	$30.7	$1.3	$—	$87.8	$384.5	$0.99
Diluted shares (in millions)							386.5
(1)Diluted EPS and adjusted diluted EPS is based on 386.5 million shares (includes 376.6 million basic shares and 9.9 million potential dilutive equity awards). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $27.1 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Year ended December 31, 2025
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$1,829.7	$86.1	$1.7	$409.1	$1,332.8	$3.41
Amortization of intangibles	200.4	—	—	—	200.4	0.52
Restructuring costs - global programs	49.5	—	—	—	49.5	0.13
Contingent consideration	4.9	—	—	—	4.9	0.01
Mergers and acquisition costs	5.2	—	—	—	5.2	0.01
Nonrecurring tax benefit, net(2)	—	—	—	(39.5)	39.5	0.10
Term loan due 2032 amendment expense(3)	—	(6.2)	(1.7)	—	7.9	0.02
Non-GAAP Adjusted	$2,089.7	$79.9	$—	$369.6	$1,640.2	$4.20
Diluted shares (in millions)						390.7
(1)Diluted EPS and adjusted diluted EPS is based on 390.7 million shares (includes 381.7 million basic shares and 9.0 million potential dilutive equity awards).
(2)Nonrecurring tax benefit includes $39.5 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.
(3)Costs associated with the August 12, 2025 amendment of the Term Loan due 2032.

Year ended December 31, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$1,367.4	$150.4	$2.4	$449.2	$269.6	$495.8	$1.28
Amortization of intangibles	184.2	—	—	—	—	184.2	0.48
Change in warrant liability	—	—	—	(449.2)	—	449.2	1.16
Nonrecurring tax benefit, net(2)	—	—	—	—	27.1	(27.1)	(0.07)
Non-GAAP Adjusted	$1,551.6	$150.4	$2.4	$—	$296.7	$1,102.1	$2.85
Diluted shares (in millions)							386.3
(1)Diluted EPS and adjusted diluted EPS is based on 386.3 million shares (includes 376.4 million basic shares and 9.9 million potential dilutive equity awards). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $27.1 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Vertiv Holdings Co
2026 Adjusted Guidance
Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance(1)

First Quarter 2026
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(2)
GAAP	$424.8	$18.7	$93.4	$312.7	$0.80
Amortization of intangibles	70.4	—	—	70.4	0.18
Non-GAAP Adjusted	$495.2	$18.7	$93.4	$383.1	$0.98
Diluted shares (in millions)					392.0

Full Year 2026
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(2)
GAAP	$2,765.4	$59.0	$622.5	$2,083.9	$5.32
Amortization of intangibles	274.4	—	—	274.4	0.70
Non-GAAP Adjusted	$3,039.8	$59.0	$622.5	$2,358.3	$6.02
Diluted shares (in millions)					392.0
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2026 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 392.0 million shares (includes 383.0 million basic shares and a weighted average 9.0 million potential dilutive equity awards).